Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2019 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.38 PER SHARE; 31 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., February 26, 2020 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2019 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended December 31, 2019 was $22.4 million, or $0.38 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•	Net decrease in net assets resulting from operations for the quarter ended December 31, 2019 was $1.2 million, or $0.02 per share.

•	Net asset value per share at December 31, 2019 was $13.21 compared to $13.59 at September 30, 2019.

•	Total acquisitions during the quarter ended December 31, 2019 were $141.6 million and total dispositions were $152.3 million.

•
On November 26, 2019, the Company issued an additional $50.0 million of unsecured notes that mature on August 23, 2024 (the "2024 Notes"). The 2024 Notes bear interest at an annual rate of 3.90%, payable semi-annually, and all principal is due upon maturity.

•
On January 31, 2020, Fitch Ratings initiated an investment grade rating of BBB-, with stable outlook. The Company continues to be investment grade rated by both Moody’s Investor Service and S&P Global Ratings.

•	On February 26, 2020, our board of directors declared a first quarter dividend of $0.36 per share payable on March 31, 2020 to shareholders of record as of March 17, 2020.

"We generated solid net investment income in the fourth quarter of 2019, covering our dividend for the 31st consecutive quarter," said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. “We have a strong pipeline of new investment opportunities and we will continue to take a selective approach to our investments in the current environment. Originations in the fourth quarter totaled $142 million, 40% of which were loans to repeat borrowers with whom we have existing relationships with management and deep knowledge of the industry and business."

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2019, our investment portfolio consisted of debt and equity positions in 105 portfolio companies with a total fair value of approximately $1.6 billion. Debt positions represented approximately 93% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 7% of our investment portfolio.

As of December 31, 2019, the weighted average annual effective yield of our debt portfolio was approximately 10.3%(1) following decreases in LIBOR during the quarter, and the weighted average annual effective yield of our total portfolio was approximately 9.7%.

Non-accruals decreased as debt investments in two portfolio companies were on non-accrual status as of December 31, 2019, representing 0.5% of the portfolio at fair value and 0.9% at cost.

During the three months ended December 31, 2019, we invested approximately $141.6 million, primarily in 10 investments, comprised of 6 new and 4 existing portfolio companies. The investments were comprised of approximately $131.0 million in senior secured loans and $1.9 million in senior secured notes. The remaining $8.7 million were comprised primarily of $6.4 million in equity interests in portfolios of debt and lease assets and $2.3 million in equity positions received in connection with debt investments. Additionally, we received proceeds from sales and repayments of investment principal of approximately $152.3 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of December 31, 2019, total assets were $1.7 billion, net assets were $776.3 million and net asset value per share was $13.21, as compared to $1,800.7 million, $798.6 million, and $13.59 per share, respectively, as of September 30, 2019.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2019 was approximately $47.8 million, or $0.81 per share, including $0.04 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, and $0.05 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2019 were approximately $25.4 million, or $0.43 per share, including interest and other debt expenses of $12.1 million, or $0.21 per share, and incentive compensation from net investment income of $4.8 million, or $0.08 per share. Excluding incentive compensation, interest and other debt expenses, annualized fourth quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended December 31, 2019 was approximately $22.4 million, or $0.38 per share. Net investment income is net of incentive compensation and benefited from the incentive fee rate reduction that took effect on February 9, 2019.

Net unrealized gains for the three months ended December 31, 2019 were $52.6 million, or $0.90 per share, comprised primarily of a gain of $6.6 million on our investment in Edmentum (excluding interest income of $1.2 million), and reversal of previous unrealized losses of $20.5 million from the disposition of Green Biologics and $38.5 million from the restructuring of our loan to Fidelis, partially offset by a markdown of $10.4 million on our investment in Securus (gross of interest income of $0.7 million). Net realized losses for the three months ended December 31, 2019 were $76.1 million, or $1.30 per share, comprised primarily of $56.6 million loss realization on the restructuring of our investment in Fidelis and a $20.5 million loss realization on the disposition of our investment in Green Biologics.

Net decrease in net assets resulting from operations for the three months ended December 31, 2019 was $1.2 million, or $0.02 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2019, available liquidity was approximately $348.6 million, comprised of approximately $315.5 million in available capacity under our leverage program, $44.8 million in cash and cash equivalents and approximately $11.7 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2019 was 3.84%.

Total debt outstanding at December 31, 2019 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility	2023	L+2.00%	(2)	$108,497,620	$161,502,380	$270,000,000
TCPC Funding Facility	2023	L+2.00%	(3)	158,000,000	142,000,000	300,000,000
SBA Debentures	2024−2029	2.63%	(4)	138,000,000	12,000,000	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		138,584,313	—	138,584,313
2022 Notes ($175 million par)	2022	4.125%		174,649,566	—	174,649,566
2024 Notes ($200 million par)	2024	3.900%		197,782,572	—	197,782,572
Total leverage				915,514,071	$315,502,380	$1,231,016,451
Unamortized issuance costs				(7,711,684)
Debt, net of unamortized issuance costs				$907,802,387

(1)	Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	As of December 31, 2019, $8.3 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%

(3)	Subject to certain funding requirements

(4)	Weighted-average interest rate, excluding fees of 0.36% or 0.35%

On February 20, 2020, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the year ended December 31, 2019, we repurchased 9,000 shares for a total cost of $0.1 million.

RECENT DEVELOPMENTS

On January 31, 2020, Fitch Ratings initiated an investment grade rating of BBB-, with stable outlook. The Company continues to be investment grade rated by both Moody’s Investor Service and S&P Global Ratings.

On February 26, 2020, the Company’s board of directors declared a first quarter regular dividend of $0.36 per share payable on March 31, 2020 to stockholders of record as of the close of business on March 17, 2020.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, February 26, 2020 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 3899934 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2019 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 4, 2020. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 3899934.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2019	December 31, 2018

Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,483,508,500 and $1,460,936,257, respectively)	$1,474,318,011	$1,463,800,744
Companies 5% to 25% owned (cost of $70,112,667 and $78,353,253, respectively)	75,880,291	63,193,357
Companies more than 25% owned (cost of $135,655,840 and $110,258,458, respectively)	99,308,593	70,291,689
Total investments (cost of $1,689,277,007 and $1,649,547,968, respectively)	1,649,506,895	1,597,285,790

Cash and cash equivalents	44,848,539	27,920,402
Accrued interest income:
Companies less than 5% owned	16,937,339	20,898,838
Companies 5% to 25% owned	665,165	678,057
Companies more than 25% owned	305,721	124,009
Deferred debt issuance costs	5,476,382	4,843,985
Receivable for investments sold	1,316,667	—
Prepaid expenses and other assets	3,012,488	7,784,608
Total assets	1,722,069,196	1,659,535,689

Liabilities
Debt, net of unamortized issuance costs of $7,711,684 and $6,805,196, respectively	907,802,387	805,202,192
Payable for investments purchased	13,057,446	908,759
Interest payable	10,837,121	8,747,872
Management and advisory fees payable	5,429,075	5,247,344
Incentive compensation payable	4,753,671	5,840,346
Payable to the Advisor	1,591,651	1,226,372
Accrued expenses and other liabilities	2,279,459	1,888,077
Total liabilities	945,750,810	829,060,962

Net assets	$776,318,386	$830,474,727

Composition of net assets
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,766,426 and 58,774,607 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	$58,766	$58,775
Paid-in capital in excess of par	997,379,362	1,000,073,183
Distributable earnings (loss)	(221,119,742)	(169,657,231)
Net assets	$776,318,386	$830,474,727

Net assets per share	$13.21	$14.13

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2019		2018		2017
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$170,292,622		$168,673,628		$155,374,375
Companies 5% to 25% owned	2,750,461		2,713,602		2,117,440
Companies more than 25% owned	5,034,138		3,645,312		4,669,571
PIK interest income:
Companies less than 5% owned	10,108,553		9,128,512		5,290,187
Companies 5% to 25% owned	3,398,235		4,337,080		4,900,886
Companies more than 25% owned	—		649,680		1,174,886
Dividend income:
Companies less than 5% owned	—		—		16,627
Companies more than 25% owned	2,392,274		750,714		237,398
Lease income:
Companies more than 25% owned	297,827		297,827		294,366
Other income:
Companies less than 5% owned	891,805		5,473		1,767,821
Companies 5% to 25% owned	—		297,356		125,943
Total investment income	195,165,915		190,499,184		175,969,500

Operating expenses
Interest and other debt expenses	46,398,795		40,468,761		33,091,143
Management and advisory fees	24,860,910		24,179,376		21,560,868
Incentive fee	20,307,759		23,346,164		N/A	*
Administrative expenses	2,338,624		2,393,582		2,327,870
Legal fees, professional fees and due diligence expenses	1,756,480		2,307,196		1,485,182
Director fees	781,933		794,278		571,685
Insurance expense	591,728		468,184		436,965
Custody fees	410,852		377,611		335,841
Other operating expenses	2,860,741		2,686,677		2,721,946
Total operating expenses	100,307,822		97,021,829		62,531,500

Net investment income before taxes	94,858,093		93,477,355		113,438,000
Excise tax expense	—		92,700		36,380
Net investment income	94,858,093		93,384,655		113,401,620

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(56,955,163)		856,650		(13,450,535)
Investments in companies 5% to 25% owned	(19,671,886)		(29,704,298)		(7,113,339)
Investments in companies more than 25% owned	—		—		(103,398)
Net realized loss	(76,627,049)		(28,847,648)		(20,667,272)

Change in net unrealized appreciation/depreciation	12,349,745		(19,061,125)		(2,123,011)
Net realized and unrealized loss	(64,277,304)		(47,908,773)		(22,790,283)

Net increase in net assets from operations	$30,580,789		$45,475,882		$90,611,337

Distributions of incentive allocation to general partner from:
Net investment income	N/A	*	N/A	*	$(22,680,323)

Net increase in net assets resulting from operations	$30,580,789		$45,475,882		$67,931,014

Basic and diluted earnings per common share	$0.52		$0.77		$1.19

Basic and diluted weighted average common shares outstanding	58,766,362		58,815,216		57,000,658
*Effective January 1, 2018, incentive compensation was converted from a partnership profit allocation and distribution to a fee.

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the Company's prospectus dated August 16, 2019 and its prospectus supplement dated November 19, 2019, the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2019, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com